ARTICLES SUPPLEMENTARY

MAXIM SERIES FUND, INC.

Maxim Series Fund, Inc. (the “Corporation”), a Maryland corporation, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:    On June 7, 2012 the Board of Directors of the Corporation, pursuant to the authority contained in the Corporation's charter, and in accordance with Section 2-105(c) of the Maryland General Corporation Law, unanimously adopted resolutions approving:

The establishment of a new series of capital stock of the Corporation, representing interests in a separate investment portfolio, and the creation of multiple classes of shares of Common Stock, with a par value of Ten Cents ($0.10) per share, of such series to be designated as follows:

Series/Portfolio	Class
Maxim Real Estate Index Portfolio	Initial Class
Maxim Real Estate Index Portfolio	Class L

SECOND:    The description of each of the aforementioned new series and classes of capital stock of the Corporation, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, is as set forth in the Corporation’s charter, except that, notwithstanding anything in the charter to the contrary, with respect to the Maxim Real Estate Index Portfolio:

(i)        Subject to compliance with the requirements of the Investment Company Act of 1940, as amended, the Board of Directors shall have the authority to provide that holders of shares of any of the aforementioned classes of stock of such series shall have the right to convert or exchange said shares into shares of one or more other classes of shares in accordance with such requirements and procedures (and subject to such conditions) as may be established by the Board of Directors and from time to time reflected in the registration statement of the Corporation.

(ii)        At such times as may be determined by the Board of Directors in accordance with the Investment Company Act of 1940, as amended, and applicable rules and regulations of the Financial Industry Regulatory Authority, or any successor organization, and from time to time reflected in the registration statement of the Corporation, shares (or certain shares) of a particular class of the aforementioned classes of stock of such series may be automatically converted into shares of another class of shares, subject, however, to any conditions of conversion that may be imposed by the Board of Directors and reflected in the registration statement of the Corporation. The term and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors and set forth in the registration statement of the Corporation.

THIRD:    The aforementioned new series and classes of capital stock of the Corporation have been classified by the Board of Directors under the authority contained in the Corporation’s charter.

FOURTH:    The total number of shares of capital stock that the Corporation has authority to issue has been increased or decreased by the Board of Directors in accordance with Section 2-105(c) of the Maryland General Corporation Law to the extent hereafter set forth.

FIFTH:    Both as of immediately before the increase or decrease and as increased or decreased: (i) the total number of shares of stock of all classes that the Corporation has authority to issue is Eleven Billion (11,000,000,000), (ii) the number of shares of stock of each class is as set forth in the table below, (iii) the par value of the shares of stock of each class is Ten Cents ($.10) per share, and (iv) the aggregate par value of all the shares of all classes is One Billion One Hundred Million Dollars ($1,100,000,000).

		Authorized Shares (expressed in millions)

Series/Portfolio	Class	Before	After
Maxim Money Market	Common Stock	1,000	1,000
Maxim Stock Index	Initial Class	90	90
Maxim Stock Index	Class L	35	35
Maxim Bond Index	Initial Class	105	105
Maxim Bond Index	Class L	35	35
Maxim U.S. Government Mortgage Securities	Initial Class	90	90
Maxim U.S. Government Mortgage Securities	Class L	35	35
Maxim S&P SmallCap 600® Index	Initial Class	100	100
Maxim S&P SmallCap 600® Index	Class L	35	35
Maxim Putnam High Yield Bond	Initial Class	100	100
Maxim Putnam High Yield Bond	Class L	35	35
Maxim Janus Large Cap Growth	Initial Class	100	100
Maxim Janus Large Cap Growth	Class L	35	35
Maxim MFS International Growth	Initial Class	100	100
Maxim MFS International Growth	Class L	35	35
Maxim Federated Bond	Initial Class	100	100
Maxim Federated Bond	Class L	35	35
Maxim MFS International Value	Initial Class	79	79
Maxim MFS International Value	Class L	35	35
Maxim S&P 500 Index	Initial Class	100	100
Maxim S&P 500 Index	Class L	35	35
Maxim Goldman Sachs MidCap Value	Initial Class	85	85
Maxim Goldman Sachs MidCap Value	Class L	35	35
Maxim Invesco Small-Cap Value	Initial Class	110	110
Maxim Invesco Small-Cap Value	Class L	35	35
Maxim Ariel MidCap Value	Initial Class	100	100
Maxim Ariel MidCap Value	Class L	35	35
Maxim Ariel Small-Cap Value	Initial Class	85	85
Maxim Ariel Small-Cap Value	Class L	35	35
Maxim Loomis Sayles Small-Cap Value	Initial Class	90	90
Maxim Loomis Sayles Small-Cap Value	Class L	35	35
Maxim Loomis Sayles Bond	Initial Class	100	100
Maxim Loomis Sayles Bond	Class L	35	35
Maxim T. Rowe Price Equity/Income	Initial Class	125	125
Maxim T. Rowe Price Equity/Income	Class L	35	35
Maxim Small-Cap Growth	Initial Class	90	90
Maxim Small-Cap Growth	Class L	35	35
Maxim Invesco ADR	Initial Class	100	100
Maxim Invesco ADR	Class L	35	35
Maxim Short Duration Bond	Initial Class	85	85
Maxim Short Duration Bond	Class L	35	35
Maxim T. Rowe Price MidCap Growth	Initial Class	110	110
Maxim T. Rowe Price MidCap Growth	Class L	35	35
Maxim Templeton Global Bond	Initial Class	100	100
Maxim Templeton Global Bond	Class L	35	35
Maxim S&P MidCap 400® Index	Initial Class	52.5	52.5
Maxim S&P MidCap 400® Index	Class L	33	33
Maxim International Index	Initial Class	52.5	52.5
Maxim International Index	Class L	33	33

		Authorized Shares (expressed in millions)

Series/Portfolio	Class	Before	After
Maxim Putnam Equity Income	Initial Class	52.5	52.5
Maxim Putnam Equity Income	Class L	33	33
Maxim American Century Growth	Initial Class	52.5	52.5
Maxim American Century Growth	Class L	33	33
Maxim Real Estate Index	Initial Class	0	35
Maxim Real Estate Index	Class L	0	35
Maxim Conservative Profile I	Initial Class	100	100
Maxim Conservative Profile I	Class L	35	35
Maxim Moderately Conservative Profile I	Initial Class	100	100
Maxim Moderately Conservative Profile I	Class L	35	35
Maxim Moderate Profile I	Initial Class	100	100
Maxim Moderate Profile I	Class L	35	35
Maxim Moderately Aggressive Profile I	Initial Class	100	100
Maxim Moderately Aggressive Profile I	Class L	35	35
Maxim Aggressive Profile I	Initial Class	100	100
Maxim Aggressive Profile I	Class L	35	35
Maxim Conservative Profile II	Initial Class	100	100
Maxim Conservative Profile II	Class L	35	35
Maxim Moderately Conservative Profile II	Initial Class	100	100
Maxim Moderately Conservative Profile II	Class L	35	35
Maxim Moderate Profile II	Initial Class	200	200
Maxim Moderate Profile II	Class L	35	35
Maxim Moderately Aggressive Profile II	Initial Class	100	100
Maxim Moderately Aggressive Profile II	Class L	35	35
Maxim Aggressive Profile II	Initial Class	175	175
Maxim Aggressive Profile II	Class L	35	35
Maxim Lifetime 2015 I	Class T	45	45
Maxim Lifetime 2015 I	Class T1	45	45
Maxim Lifetime 2015 I	Class L	33	33
Maxim Lifetime 2015 II	Class T	45	45
Maxim Lifetime 2015 II	Class T1	45	45
Maxim Lifetime 2015 II	Class L	33	33
Maxim Lifetime 2015 III	Class T	45	45
Maxim Lifetime 2015 III	Class T1	45	45
Maxim Lifetime 2015 III	Class L	33	33
Maxim Lifetime 2025 I	Class T	45	45
Maxim Lifetime 2025 I	Class T1	45	45
Maxim Lifetime 2025 I	Class L	33	33
Maxim Lifetime 2025 II	Class T	45	45
Maxim Lifetime 2025 II	Class T1	45	45
Maxim Lifetime 2025 II	Class L	33	33
Maxim Lifetime 2025 III	Class T	45	45
Maxim Lifetime 2025 III	Class T1	45	45
Maxim Lifetime 2025 III	Class L	33	33
Maxim Lifetime 2035 I	Class T	45	45
Maxim Lifetime 2035 I	Class T1	45	45
Maxim Lifetime 2035 I	Class L	33	33
Maxim Lifetime 2035 II	Class T	45	45
Maxim Lifetime 2035 II	Class T1	45	45

		Authorized Shares (expressed in millions)

Series/Portfolio	Class	Before	After
Maxim Lifetime 2035 II	Class L	33	33
Maxim Lifetime 2035 III	Class T	45	45
Maxim Lifetime 2035 III	Class T1	45	45
Maxim Lifetime 2035 III	Class L	33	33
Maxim Lifetime 2045 I	Class T	45	45
Maxim Lifetime 2045 I	Class T1	45	45
Maxim Lifetime 2045 I	Class L	33	33
Maxim Lifetime 2045 II	Class T	45	45
Maxim Lifetime 2045 II	Class T1	45	45
Maxim Lifetime 2045 II	Class L	33	33
Maxim Lifetime 2045 III	Class T	45	45
Maxim Lifetime 2045 III	Class T1	45	45
Maxim Lifetime 2045 III	Class L	33	33
Maxim Lifetime 2055 I	Class T	45	45
Maxim Lifetime 2055 I	Class T1	45	45
Maxim Lifetime 2055 I	Class L	33	33
Maxim Lifetime 2055 II	Class T	45	45
Maxim Lifetime 2055 II	Class T1	45	45
Maxim Lifetime 2055 II	Class L	33	33
Maxim Lifetime 2055 III	Class T	45	45
Maxim Lifetime 2055 III	Class T1	45	45
Maxim Lifetime 2055 III	Class L	33	33
Maxim SecureFoundationSM Balanced	Class G	75	75
Maxim SecureFoundationSM Balanced	Class G1	75	75
Maxim SecureFoundationSM Balanced	Class L	33	33
Maxim SecureFoundationSM Balanced ETF	Class A	35	35
Maxim SecureFoundationSM Balanced ETF	Class S	35	35
Maxim SecureFoundationSM Lifetime 2015	Class G	75	75
Maxim SecureFoundationSM Lifetime 2015	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2015	Class L	33	33
Maxim SecureFoundationSM Lifetime 2020	Class G	33	33
Maxim SecureFoundationSM Lifetime 2020	Class G1	33	33
Maxim SecureFoundationSM Lifetime 2020	Class L	33	33
Maxim SecureFoundationSM Lifetime 2025	Class G	75	75
Maxim SecureFoundationSM Lifetime 2025	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2025	Class L	33	33
Maxim SecureFoundationSM Lifetime 2030	Class G	33	33
Maxim SecureFoundationSM Lifetime 2030	Class G1	33	33
Maxim SecureFoundationSM Lifetime 2030	Class L	33	33
Maxim SecureFoundationSM Lifetime 2035	Class G	75	75
Maxim SecureFoundationSM Lifetime 2035	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2035	Class L	33	33
Maxim SecureFoundationSM Lifetime 2040	Class G	33	33
Maxim SecureFoundationSM Lifetime 2040	Class G1	33	33
Maxim SecureFoundationSM Lifetime 2040	Class L	33	33
Maxim SecureFoundationSM Lifetime 2045	Class G	75	75
Maxim SecureFoundationSM Lifetime 2045	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2045	Class L	33	33
Maxim SecureFoundationSM Lifetime 2050	Class G	33	33

		Authorized Shares (expressed in millions)

Series/Portfolio	Class	Before	After
Maxim SecureFoundationSM Lifetime 2050	Class G1	33	33
Maxim SecureFoundationSM Lifetime 2050	Class L	33	33
Maxim SecureFoundationSM Lifetime 2055	Class G	75	75
Maxim SecureFoundationSM Lifetime 2055	Class G1	75	75
Maxim SecureFoundationSM Lifetime 2055	Class L	33	33

Unclassified Capital Stock:		1,810	1,740

Total:		11,000	11,000

SIXTH: The Corporation is registered as an open-end company under the Investment Company of 1940.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Secretary this 24th day of July 2012, and the undersigned officers acknowledge that these Articles Supplementary are the act of the Corporation, and certify that, to the best of their knowledge, information and belief all matters and facts set forth herein are true in all material respects, and that this statement is made under the penalties of perjury.

MAXIM SERIES FUND, INC.

/s/ M.T.G. Graye
Name:	M.T.G. Graye
Title:	President and Chief Executive Officer

ATTEST:

/s/ R.L. Logsdon
Name:	R.L. Logsdon
Title:	Assistant Vice President, Counsel & Secretary